REVISED SCHEDULE A
Dated September 30, 2008

Funds Subject to Sub-Transfer Agency and Service Agreement
Dated August 15, 1996, as Amended effective January 1, 1998

CALVERT SOCIAL INVESTMENT FUND

Money Market Portfolio
Balanced Portfolio
Bond Portfolio
Equity Portfolio
Enhanced Equity Portfolio
Calvert Conservative Allocation Fund
Calvert Moderate Allocation Fund
Calvert Aggressive Allocation Fund

CALVERT SOCIAL INDEX SERIES, INC.

Calvert Social Index Fund

CALVERT IMPACT FUND, INC.

Calvert Large Cap Growth Fund
Calvert Small Cap Value Fund
Calvert Mid Cap Value Fund
Calvert Global Alternative Energy Fund

THE CALVERT FUND

Calvert New Vision Small Cap Fund
Calvert Income Fund
Calvert Short Duration Income Fund
Calvert Long-Term Income Fund

CALVERT WORLD VALUES FUND, INC.

Calvert Capital Accumulation Fund
CWVF International Equity Fund

CALVERT CASH RESERVES

Institutional Prime Fund

CALVERT TAX-FREE RESERVES

Money Market Portfolio
Limited-Term Portfolio
Long-Term Portfolio
Vermont Municipal Portfolio

CALVERT MUNICIPAL FUND, INC.

Calvert National Municipal Intermediate Fund

FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME

Calvert First Government Money Market Fund

CALVERT SAGE FUND

Calvert Global Water Fund

CALVERT SOCIAL INVESTMENT FUND
CALVERT SOCIAL INDEX SERIES, INC.
CALVERT IMPACT FUND, INC.
THE CALVERT FUND
CALVERT WORLD VALUES FUND, INC.
CALVERT CASH RESERVES
CALVERT TAX-FREE RESERVES
CALVERT MUNICIPAL FUND, INC.
FIRST VARIABLE RATE FUND FOR GOVERNMENT INCOME
CALVERT SAGE FUND

CALVERT SHAREHOLDER SERVICES, INC.
BY: ________________________ __ _	BY: ________________________ __ _
NAME: ____________________________	NAME: ____________________________
TITLE: ____________________________	TITLE: ____________________________

STATE STREET BANK AND TRUST COMPANY
BY: ________________________ __ _
NAME: ________________________ __ _
TITLE: ________________________ __ _